Sub-Item 77Q1(a): Copies of Material Amendments to the Trusts Declaration of Trust of By-Laws

Amendment No. 62 dated June 16, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(63) to Post-Effective Amendment 285 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on July 29, 2011 (Accession No. 0000950123-11-070239).

Amendment No. 63 dated August 18, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(64) to Post-Effective Amendment No. 290 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 12, 2011 (Accession No. 0000950123-11-102748).

Amendment No. 64 dated September 27, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(65) to Post-Effective Amendment No. 291 to the Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 16, 2011 (Accession No. Accession No. 0000950123-11-103315).

Amendment No. 65 dated October 20, 2011 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(66) to Post-Effective Amendment No. 291 to the Registrants Registration Statement on Form N-1A filed with the Securities and Exchange Commission on December 16, 2011 (Accession No. Accession
No. 0000950123-11-103315).